                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 9, 1997

                           Communications Central Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


        Georgia                         0-22730                  58-1804173
        -------                         -------                  ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


1150 Northmeadow Parkway, Suite 118, Roswell, Georgia                  30076
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(Address of principal executive offices)                             (Zip Code)


         Registrant's telephone number, including area code:  (404) 442-7300


                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)
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Item 5.    Other Events.
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         On October 9, 1997, the Federal Communications Commission ("FCC")
adopted and released its Second Report and Order in a docket entitled In the
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Matter of Implementation of the Pay Telephone Reclassification and Compensation
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Provisions of the Telecommunications Act of 1996, FCC 97-371 ("the Order"). The
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Order addressed the default per-call compensation rate for subscriber 800 and access code calls originated from payphones in light of a prior decision of the United States Court of Appeals for the District of Columbia Circuit ("Court") which vacated and remanded portions of the FCC's earlier payphone orders. Among other issues, the Court determined that the FCC did not adequately justify setting the per-call compensation rate for subscriber 800 and access code calls at the deregulated coin rate of $.35, because it did not sufficiently justify its conclusion that the costs of local coin calls are similar to those of subscriber 800 and access code calls.

         After seeking additional comment, the FCC has now concluded that the default rate for per-call compensation for subscriber 800 and access code calls from payphones is the deregulated local coin rate adjusted for certain cost differences. Accordingly, the FCC established a rate of $0.284 per-call for the first two years of per-call compensation. Interexchange carriers ("IXCs") must pay this per-call amount to payphone service providers ("PSPs") such as CCI beginning October 7, 1997. The default per-call rate is the rate that applies in the absence of a negotiated agreement between the parties during the first two years of per-call compensation (October 7, 1997 through October 6, 1999). After the first two years of per-call compensation, the market-based local coin rate, adjusted for certain costs defined by the FCC as $0.066 per-call, is the surrogate for the default per-call rate for subscriber 800 and access code calls. These new rule provisions were made immediately effective.

         In addition, the Order tentatively concluded that the same $0.284 per-call rate adopted as a default rate on a going-forward basis should also govern compensation obligations during the interim period between November 7, 1996 and October 6, 1997, and that PSPs are entitled to compensation for all of the access code and subscriber 800 calls during this period. The FCC stated that the manner in which the total payment obligation for that period will be calculated and allocated among IXCs will be addressed in a subsequent order.

         The Company is presently evaluating the potential impact of the FCC's tentative conclusion to apply the $0.284 per-call rate to the interim period. However, due to the uncertainty as to the manner in which this or any other rate will be applied, no assurance can be given that the application of a compensation rate during the interim period by the FCC will not materially and adversely affect the Company's results of operations.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COMMUNICATIONS CENTRAL INC.



Date:    October 21, 1997                   /s/ C. Douglas McKeever
                                            --------------------------
                                            C. Douglas McKeever
                                            Vice President - Finance